Exhibit 99.1

Oceaneering Reports Fourth Quarter and Full Year 2021 Results

HOUSTON, February 24, 2022 – Oceaneering International, Inc. ("Oceaneering") (NYSE:OII) today reported a net loss of $38.8 million, or $(0.39) per share, on revenue of $467 million for the three months ended December 31, 2021. Adjusted net income was $5.0 million, or $0.05 per share, reflecting the impact of $30.6 million of pre-tax adjustments associated with the write-off of certain uncollectible accounts and foreign exchange losses recognized during the quarter and $19.6 million of discrete tax adjustments, primarily due to changes in valuation allowances.

During the prior quarter ended September 30, 2021, Oceaneering reported net loss of $7.4 million, or $(0.07) per share, on revenue of $467 million. Adjusted net loss was $1.4 million, or $(0.01) per share, reflecting the impact of $0.3 million of pre-tax adjustments associated with foreign exchange losses recognized during the quarter and $5.8 million of discrete tax adjustments, primarily due to changes in valuation allowances.

Adjusted operating income (loss), operating margins, net income (loss) and earnings (loss) per share, EBITDA and adjusted EBITDA (as well as EBITDA and adjusted EBITDA margins), and free cash flow are non-GAAP measures that exclude the impacts of certain identified items. Reconciliations to the corresponding GAAP measures are shown in the tables Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS), EBITDA and Adjusted EBITDA and Margins, Free Cash Flow, 2022 Adjusted EBITDA and Free Cash Flow Estimates, Adjusted Operating Income (Loss) and Margins by Segment, and EBITDA and Adjusted EBITDA and Margins by Segment. These tables are included below under the caption Reconciliations of Non-GAAP to GAAP Financial Information.

Summary of Results
(in thousands, except per share amounts)

	For the Three Months Ended			For the Year Ended
	Dec 31,		Sep 30,	Dec 31,

	2021	2020	2021	2021	2020

Revenue	$466,709	$424,262	$466,814	$1,869,275	$1,827,889
Gross Margin	79,163	45,001	59,848	264,065	163,941
Income (Loss) from Operations	(12,572)	480	15,769	39,799	(446,079)
Net Income (Loss)	(38,813)	(25,000)	(7,370)	(49,307)	(496,751)

Diluted Earnings (Loss) Per Share	$(0.39)	$(0.25)	$(0.07)	$(0.49)	$(5.01)

For the fourth quarter of 2021:
•Cash flow generated from operations was $140 million yielding free cash flow of $126 million
•Consolidated Adjusted EBITDA was $46.7 million
•Consolidated Adjusted Operating Income was $17.0 million
•Cash position increased by $90.4 million, from $448 million to $538 million
•Repurchased $37.0 million of our 2024 senior notes through open-market transactions

As of December 31, 2021:
•Remotely Operated Vehicles (ROV): fleet count was 250; Q4 utilization was 55%; and Q4 average revenue per day on hire was $8,162
•Manufactured Products backlog was $318 million

Guidance for 2022:
•Consolidated EBITDA of $225 million to $275 million
•Continued significant free cash flow generation in the range of $75 million to $125 million
•Increased growth capital expenditures as compared to 2021

Roderick A. Larson, President and Chief Executive Officer of Oceaneering, stated, "I am pleased with our achievements in 2021 as our $211 million of adjusted EBITDA achieved the top end of the adjusted EBITDA guidance range provided at the beginning of the year and exceeded the guidance mid-point by 14%. Except for Manufactured Products, which is tied to longer-cycle market drivers, all of our operating segments delivered improved sequential annual operating results in 2021. We delivered robust free cash flow in 2021, which supported our ability to repurchase $100 million of our 2024 senior notes and increased our cash position by $86 million during the year to $538 million on December 31, 2021. I am encouraged by the supportive market fundamentals that emerged in 2021 and expect this to drive increased activity across all our segments in 2022.

“Turning to fourth quarter 2021 results, we produced consolidated adjusted EBITDA of $46.7 million, within the guidance range provided at the beginning of the quarter. In addition to typical seasonality, the quarterly operating results, and associated EBITDA, were also impacted by a material increase in medical and information technology costs recognized during the quarter and additional incentive compensation accruals tied to our strong free cash flow and annual results. Consolidated revenue of $467 million was flat with the third quarter, as a substantial revenue increase in Manufactured Products offset lower revenue in each of our other segments. Cash generated by operations of $140 million led to strong free cash flow of $126 million.

“We made the decision during the fourth quarter to terminate a number of entertainment ride systems contracts with the financially embattled developer, China Evergrande Group and its affiliated companies (Evergrande). As a result, we recorded a net loss of $30 million in connection with these Evergrande contracts in our fourth quarter financial results. In conjunction with this termination, we reclassified $20 million of contract assets into salable inventory.

Segment Results:

"Our fourth quarter 2021 Subsea Robotics (SSR) operating income improved sequentially, despite lower revenue. The performance was led by improved pricing in our ROV and tooling businesses. SSR EBITDA margin of 31% during the fourth quarter improved as compared to the 29% achieved during the third quarter of 2021 and was consistent with the average margin achieved during the first nine months of 2021.

"Fourth quarter 2021 ROV days on hire declined 12% as compared to the third quarter 2021 due primarily to typical lower seasonal vessel activity. Fleet utilization declined to 55% in the fourth quarter of 2021 from 63% in the third quarter of 2021. Our fleet use during the quarter was 62% in drill support and 38% in vessel-based services, compared to 57% and 43%, respectively, during the third quarter. Fourth quarter 2021 average ROV revenue per day on hire of $8,162 was 4% higher than in the third quarter of 2021.

"Manufactured Products fourth quarter 2021 revenue of $103 million was 37% higher than in the third quarter of 2021. Adjusted operating income and adjusted operating income margin of 9% were substantially higher sequentially, primarily due to better absorption of fixed costs and favorable project mix. Our Manufactured Products backlog on December 31, 2021 was $318 million, compared to our September 30, 2021 backlog of $334 million. The backlog decline in the fourth quarter of 2021 reflects a $38 million reduction associated with the Evergrande contract terminations. Our book-to-bill ratio was 1.1 for the full year of 2021, as compared with the trailing 12-month book-to-bill of 1.0 on September 30, 2021.

"Sequentially, our fourth quarter 2021 Offshore Projects Group (OPG) operating income decreased on lower revenue. Revenue declined 11% due to seasonality in the Gulf of Mexico (GoM) and the third quarter completion of the Angola riserless light well intervention project. Fourth quarter 2021 operating income margin of 8% remained consistent with the third quarter of 2021 as improved margins from intervention, maintenance and repair (IMR) activity positively offset the fixed cost margin effects of lower revenue.

"Integrity Management and Digital Solutions (IMDS) fourth quarter 2021 operating income increased sequentially on slightly lower revenue. Operating income margin improved to 10% in the fourth quarter of 2021 from 9% in the third quarter of 2021, as the business continued to benefit from operational improvements implemented since the beginning of 2020.

"Aerospace and Defense Technologies (ADTech) fourth quarter 2021 operating income declined from the third quarter of 2021, on a 6% decrease in revenue. Operating income margin declined, as expected, to 13%, due to changes in project mix. At the corporate level, fourth quarter 2021 Unallocated Expenses of $36.7 million were higher than the third quarter of 2021 due to a combination of increased accruals for incentive-based compensation, higher than expected health care costs, and increased information technology costs.

Full Year Results:

"For the year, consolidated adjusted operating income improved on a slight revenue increase as compared to 2020. Adjusted operating income in our energy segments improved and operating income margin improved by 376 basis points over 2020 results, to 9%. The improved results were a result of a shift in the mix of revenue and a continued focus on operational excellence programs. Our ADTech segment continued to be a steady performer, delivering another record year of operating income and margins consistent with 2020.

"Compared to 2020, our 2021 consolidated revenue increased 2% to $1.9 billion, with revenue increases in our SSR, OPG, IMDS, and ADTech segments being partially offset by a decline in our Manufactured Products revenue. Consolidated 2021 adjusted operating income and adjusted EBITDA improved, led by our OPG and SSR segments. In 2021, each of our operating segments contributed positive adjusted operating income and positive adjusted EBITDA. We generated $225 million in cash flow from operations and invested $50.2 million in capital expenditures. Significant free cash flow of $175 million allowed us to repurchase $100 million of our 2024 senior notes while increasing our cash balance by $86 million to $538 million.

2022 Guidance:

"As a result of first quarter seasonality in our energy businesses, uncertainties regarding US Government appropriations due to the continuing resolution, and anticipated expenses needed to prepare for higher activity in 2022, we expect our first quarter 2022 financial results to be significantly lower as compared to the fourth quarter of 2021. However, based on year-end 2021 backlog, projected start dates of new contracts, anticipated 2022 order intake, and supportive market fundamentals, we project a greater than commensurate ramp-up in second quarter activity and financial results which are expected to be sustained throughout the remainder of the year. We are projecting our 2022 consolidated revenue to grow more than 10%, with increased revenue in each of our operating segments, led by Manufactured Products. We expect sequential improvement in our 2022 financial results based on our expectation for higher operating income and higher margins in each of our energy segments, led by SSR and OPG, and higher operating income and stable margins in our ADTech segment. For the year, we anticipate generating $225 million to $275 million of EBITDA, with increased contributions from each of our segments. At the midpoint of this range, our EBITDA for 2022 would represent an 18% increase over 2021 adjusted EBITDA. We anticipate our full year 2022 to yield positive free cash flow of $75 million to $125 million. These expectations assume the continuing trend of supportive commodity prices and no significant incremental COVID-19 impacts.

"For SSR, our expectation for improved results is based on increased ROV days on hire, minor shifts in geographic mix, and stable to improving pricing. Results for tooling-based services are expected to improve, with activity levels generally following ROV days on hire. Survey results are projected to improve on higher survey and positioning activity. We expect revenue growth in the high-single-digit range and EBITDA margins to average in the low 30% range for the full year.

"We expect Manufactured Products segment performance to improve on a significant increase in revenue, primarily as a result of increased order intake in our energy businesses during 2021. We are seeing increasing interest in our mobility solutions businesses, and currently expect to see marginally higher activity from these businesses in 2022 and see an opportunity to build backlog for a more meaningful contribution in 2023. We forecast our operating income margins to be in the mid-single-digit range for the year.

"OPG operating results are expected to improve in 2022, on a marginal increase in revenue. This expectation is based on better anticipated pricing, improved vessel utilization, and increased diving activities more than offsetting lower revenue from riserless light well intervention activities. Overall, for 2022, we expect operating income margins to average in the high-single- to low-double-digit range.

"IMDS results are forecast to improve on higher revenue, continuing the trend seen over the last several years. We believe customers continue to see value in our service offerings and see good global opportunities for renewals and business expansion, particularly in the UK and West Africa. Operating income margin is expected to remain in the high-single-digit range for the year.

"Our 2022 ADTech revenue is expected to be higher, producing improved operating results. We anticipate growth in all three of our government-focused businesses. Operating income margins are expected to average in the mid-teens range for the year.

"For 2022, we anticipate Unallocated Expenses to average in the mid-$30 million range per quarter.

"Interest expense, net of interest income, is expected to be approximately $38 million, and we expect our 2022 cash tax payments to be in the range of $40 million to $45 million.

First Quarter 2022 Guidance:

"Sequentially, as previously noted, we forecast our first quarter 2022 EBITDA to be significantly lower on lower revenue. As compared to the fourth quarter of 2021, we anticipate lower revenue and operating results in our energy segments, and relatively flat revenue and lower operating results in our ADTech segment. In the first quarter of 2022, we anticipate incurring higher costs for hiring and training of personnel, mobilization of equipment, and inflation as we prepare for a significant increase in activity forecast for the remainder of 2022.

Growth and Capital Discipline:

"Our ability to generate substantial free cash flow over the last several years has allowed us to de-risk the pending maturity of our 2024 senior notes. Our focus has turned to growth, where we will continue to develop and deliver technologies to help our customers produce hydrocarbons in a cleaner, safer manner while increasing our investments into new markets including energy transition, digital asset management, aerospace and defense solutions, and mobility solutions. We forecast our capital expenditures will total between $70 million to $90 million in 2022. We anticipate commodity prices to support growth and free cash generation in our traditional businesses during 2022 to underpin these investments."

This release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs, future expected business and financial performance and prospects of Oceaneering. More specifically, the forward-looking statements in this press release include the statements concerning Oceaneering’s: expectations regarding 2022 results, including consolidated EBITDA range, free cash flow generation range, and anticipated capital expenditures, as well as the reasons underlying these expectations; expectation that market fundamentals that emerged in 2021 will drive increased activity across all its businesses in 2022; references to backlog, to the extent backlog may be an indicator of future revenue, profitability or cash flows; expectations regarding first quarter 2022 financial results as compared to the fourth quarter of 2021; projections regarding second quarter activity and financial results and expectations these will be sustained throughout 2022; projection of 2022 consolidated revenue growth and revenue from each operating segment; expectations regarding operating income and margins in each operating segment; anticipated full year EBITDA contributions from each operating segment; anticipation that 2022 will yield positive free cash flow; assumptions and characterizations of the trend of commodity prices and COVID-19 impacts; expectations regarding 2022 segment financial results, including anticipated 2022 order intake and its timing, expected segment activity and its basis, anticipated revenue, operating income, and operating income margins, and the associated comparisons and explanations; expected average 2022 quarterly Unallocated Expenses; estimated interest expense, net of interest income, and cash tax payments; forecasted first quarter 2022 segment financial results, including expected segment activity and its basis, anticipated revenue, operating income, and operating income margins, EBITDA, and the associated comparisons and explanations; anticipated first quarter 2022 incurred costs in preparation for forecasted activity for the remainder of 2022; characterization of its pending debt maturity as de-risked; development and delivery of technologies for cleaner, safer hydrocarbon production; its intention to increase investments into new markets with the support of commodity prices and its free cash generation; forecasted 2022 capital expenditures range; anticipation of commodity prices to support its growth, and free cash generation from its traditional businesses during 2022 will underpin expected capital expenditures; and characterization of demand, activity levels, market fundamentals, and financials as seasonal, strong, or supportive.

The forward-looking statements included in this release are based on our current expectations and are subject to certain risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include: factors affecting the level of activity in the oil and gas industry, including worldwide demand for and prices of oil and natural gas, oil and natural gas production growth and the supply and demand of offshore drilling rigs; actions by members of OPEC and other oil exporting countries; decisions about offshore developments to be made by oil and gas exploration, development and production companies; the use of subsea completions and our ability to capture associated market share; general economic and business conditions and industry trends; the strength of the industry segments in which we are involved; the continuing effects of the COVID-19 pandemic and the governmental, customer, supplier, and other responses thereto; cancellations of contracts, change orders and other contractual modifications, force majeure declarations and the exercise of contractual suspension rights and the resulting adjustments to our backlog; collections from our customers; our future financial performance, including as a result of the availability, terms and deployment of capital; the consequences of significant changes in currency exchange rates; the volatility and uncertainties of credit markets; changes in tax laws, regulations and interpretation by taxing authorities; changes in, or our ability to comply with, other laws and governmental regulations, including those relating to the environment; the continued availability of qualified personnel; our ability to obtain raw materials and parts on a timely basis and, in some cases, from limited sources; operating risks normally incident to offshore exploration, development and production operations; hurricanes and other adverse weather and sea conditions; cost and time associated with drydocking of our vessels; the highly competitive nature of our businesses; adverse outcomes from legal or regulatory proceedings; the risks associated with integrating businesses we acquire; rapid technological changes; and social, political, military and economic situations in foreign countries where we do business and the possibilities of civil disturbances, war, other armed conflicts or terrorist attacks. For a more complete discussion of these and other risk factors, please see Oceaneering’s latest annual report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the

Securities and Exchange Commission. You should not place undue reliance on forward-looking statements. Except to the extent required by applicable law, Oceaneering undertakes no obligation to update or revise any forward-looking statement.

Oceaneering is a global technology company delivering engineered services and products and robotic solutions to the offshore energy, defense, aerospace, manufacturing, and entertainment industries.

For more information on Oceaneering, please visit www.oceaneering.com.

Contact:
Mark Peterson
Vice President, Corporate Development and Investor Relations
Oceaneering International, Inc.
713-329-4507
investorrelations@oceaneering.com

- Tables follow on next page -

OCEANEERING INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

				Dec 31, 2021	Dec 31, 2020
				(in thousands)
ASSETS
Current assets (including cash and cash equivalents of $538,114 and $452,016)				$1,188,003	$1,170,263
Net property and equipment				489,596	591,107
Other assets				285,260	284,472
Total Assets				$1,962,859	$2,045,842

LIABILITIES AND EQUITY
Current liabilities				$501,161	$437,116
Long-term debt				702,067	805,251
Other long-term liabilities				248,607	245,318
Equity				511,024	558,157
Total Liabilities and Equity				$1,962,859	$2,045,842

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended			For the Year Ended
	Dec 31, 2021	Dec 31, 2020	Sep 30, 2021	Dec 31, 2021	Dec 31, 2020
	(in thousands, except per share amounts)

Revenue	$466,709	$424,262	$466,814	$1,869,275	$1,827,889
Cost of services and products	387,546	379,261	406,966	1,605,210	1,663,948
Gross margin	79,163	45,001	59,848	264,065	163,941
Selling, general and administrative expense	91,735	42,839	44,079	224,266	195,695
Long-lived assets impairments	—	1,682	—	—	70,445
Goodwill impairment	—	—	—	—	343,880
Income (loss) from operations	(12,572)	480	15,769	39,799	(446,079)
Interest income	613	881	662	2,477	3,083
Interest expense, net of amounts capitalized	(9,058)	(10,577)	(9,616)	(38,810)	(43,900)
Equity in income (losses) of unconsolidated affiliates	(507)	266	189	594	2,268
Other income (expense), net	(5,547)	(645)	(814)	(9,769)	(14,269)
Income (loss) before income taxes	(27,071)	(9,595)	6,190	(5,709)	(498,897)
Provision (benefit) for income taxes	11,742	15,405	13,560	43,598	(2,146)
Net Income (Loss)	$(38,813)	$(25,000)	$(7,370)	$(49,307)	$(496,751)

Weighted average diluted shares outstanding	99,799	99,306	99,797	99,706	99,233
Diluted earnings (loss) per share	$(0.39)	$(0.25)	$(0.07)	$(0.49)	$(5.01)

The above Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations should be read in conjunction with the Company's latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

SEGMENT INFORMATION

	For the Three Months Ended			For the Year Ended
	Dec 31, 2021	Dec 31, 2020	Sep 30, 2021	Dec 31, 2021	Dec 31, 2020
	($ in thousands)
Subsea Robotics
Revenue	$134,315	$114,711	$143,710	$538,515	$493,332
Gross margin	$28,199	$24,777	$28,918	$112,962	$78,952
Operating income (loss)	$21,012	$14,477	$19,533	$76,874	$(65,817)
Operating income (loss) %	16%	13%	14%	14%	(13)%
ROV days available	23,021	22,999	23,002	91,242	91,499
ROV days utilized	12,747	12,456	14,474	53,113	54,411
ROV utilization	55%	54%	63%	58%	59%

Manufactured Products
Revenue	$102,940	$99,899	$75,359	$344,251	$477,419
Gross margin	$36,516	$20,092	$8,544	$63,455	$62,962
Operating income (loss)	$(20,228)	$12,218	$809	$(15,876)	$(88,253)
Operating income (loss) %	(20)%	12%	1%	(5)%	(18)%
Backlog at end of period	$318,000	$266,000	$334,000	$318,000	$266,000

Offshore Projects Group
Revenue	$85,356	$67,821	$95,580	$378,121	$289,127
Gross margin	$12,846	$(2,367)	$13,815	$56,338	$1,265
Operating income (loss)	$6,754	$(9,940)	$7,634	$31,197	$(105,680)
Operating income (loss) %	8%	(15)%	8%	8%	(37)%

Integrity Management & Digital Solutions
Revenue	$60,469	$54,307	$62,806	$241,393	$226,938
Gross margin	$12,416	$7,396	$11,330	$42,417	$29,772
Operating income (loss)	$6,015	$892	$5,362	$18,572	$(121,675)
Operating income (loss) %	10%	2%	9%	8%	(54)%

Aerospace and Defense Technologies
Revenue	$83,629	$87,524	$89,359	$366,995	$341,073
Gross margin	$15,863	$20,328	$20,019	$82,595	$71,794
Operating income (loss)	$10,562	$16,525	$14,251	$60,992	$56,023
Operating income (loss) %	13%	19%	16%	17%	16%

Unallocated Expenses
Gross margin	$(26,677)	$(25,225)	$(22,778)	$(93,702)	$(80,804)
Operating income (loss)	$(36,687)	$(33,692)	$(31,820)	$(131,960)	$(120,677)

Total
Revenue	$466,709	$424,262	$466,814	$1,869,275	$1,827,889
Gross margin	$79,163	$45,001	$59,848	$264,065	$163,941
Operating income (loss)	$(12,572)	$480	$15,769	$39,799	$(446,079)
Operating income (loss) %	(3)%	—%	3%	2%	(24)%

The above Segment Information does not include adjustments for non-recurring transactions. See the tables below under the caption "Reconciliations of Non-GAAP to GAAP Financial Information" for financial measures that our management considers in evaluating our ongoing operations.

SELECTED CASH FLOW INFORMATION

	For the Three Months Ended			For the Year Ended
	Dec 31, 2021	Dec 31, 2020	Sep 30, 2021	Dec 31, 2021	Dec 31, 2020
	(in thousands)

Capital Expenditures, including Acquisitions	$14,383	$14,847	$12,488	$50,199	$60,687

Depreciation and amortization:
Energy Services and Products
Subsea Robotics	$21,029	$23,210	$21,483	$87,900	$212,621
Manufactured Products	3,111	3,193	3,202	12,788	66,772
Offshore Projects Group	7,405	16,979	6,781	28,173	115,288
Integrity Management & Digital Solutions	1,091	1,255	1,114	4,420	127,221
Total Energy Services and Products	32,636	44,637	32,580	133,281	521,902
Aerospace and Defense Technologies	676	667	1,427	4,783	2,666
Unallocated Expenses	474	1,146	234	1,659	4,327
Total Depreciation and Amortization	$33,786	$46,450	$34,241	$139,723	$528,895

In the three months ended December 31, 2020, goodwill and long-lived asset impairment expense, reflected in the depreciation and amortization expense above, was $9.6 million.
In the year ended December 31, 2020, goodwill and long-lived asset impairment expense, reflected in the depreciation and amortization expense above, was $368 million.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION

In addition to financial results determined in accordance with U.S. generally accepted accounting principles ("GAAP"), this Press Release also includes non-GAAP financial measures (as defined under SEC Regulation G). We have included Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share, each of which excludes the effects of certain specified items, as set forth in the tables that follow. As a result, these amounts are non-GAAP financial measures. We believe these are useful measures for investors to review because they provide consistent measures of the underlying results of our ongoing business. Furthermore, our management uses these measures as measures of the performance of our operations. We have also included disclosures of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), EBITDA Margins, 2022 Adjusted EBITDA Estimates, and Free Cash Flow, as well as the following by segment: Adjusted Operating Income and Margins, EBITDA, EBITDA Margins, Adjusted EBITDA and Adjusted EBITDA Margins. We define EBITDA Margin as EBITDA divided by revenue. Adjusted EBITDA and Adjusted EBITDA Margins as well as Adjusted Operating Income and Margin and related information by segment exclude the effects of certain specified items, as set forth in the tables that follow. EBITDA and EBITDA Margins, Adjusted EBITDA and Adjusted EBITDA Margins, and Adjusted Operating Income and Margin and related information by segment are each non-GAAP financial measures. We define Free Cash Flow as cash flow provided by operating activities less organic capital expenditures (i.e., purchases of property and equipment other than those in business acquisitions). We have included these disclosures in this press release because EBITDA, EBITDA Margins and Free Cash Flow are widely used by investors for valuation and comparing our financial performance with the performance of other companies in our industry, and the adjusted amounts thereof (as well as Adjusted Operating Income and Margin by Segment) provide more consistent measures than the unadjusted amounts. Furthermore, our management uses these measures for purposes of evaluating our financial performance. Our presentation of EBITDA, EBITDA Margins and Free Cash Flow (and the Adjusted amounts thereof) may not be comparable to similarly titled measures other companies report. Non-GAAP financial measures should be viewed in addition to and not as substitutes for our reported operating results, cash flows or any other measure prepared and reported in accordance with GAAP. The tables that follow provide reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measures.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Three Months Ended
	Dec 31, 2021		Dec 31, 2020		Sep 30, 2021
	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
	(in thousands, except per share amounts)

Net income (loss) and diluted EPS as reported in accordance with GAAP	$(38,813)	$(0.39)	$(25,000)	$(0.25)	$(7,370)	$(0.07)
Pre-tax adjustments for the effects of:
Long-lived assets impairments	—		1,682		—
Long-lived assets write-offs	—		9,571		—
Provision for Evergrande losses, net	29,549		—		—
Restructuring expenses and other	—		(2,176)		—
Foreign currency (gains) losses	1,082		720		289
Total pre-tax adjustments	30,631		9,797		289

Tax effect on pre-tax adjustments at the applicable jurisdictional statutory rate in effect for respective periods	(6,388)		7,432		(152)
Discrete tax items:
Share-based compensation	(2)		13		(29)
Uncertain tax positions	111		3,033		(123)
Valuation allowances	16,887		5,635		5,898
Other	2,593		889		77
Total discrete tax adjustments	19,589		9,570		5,823
Total of adjustments	43,832		26,799		5,960
Adjusted Net Income (Loss)	$5,019	$0.05	$1,799	$0.02	$(1,410)	$(0.01)
Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss)		101,206		99,712		99,797

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Year Ended
	Dec 31, 2021		Dec 31, 2020
	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
	(in thousands, except per share amounts)

Net income (loss) and diluted EPS as reported in accordance with GAAP	$(49,307)	$(0.49)	$(496,751)	$(5.01)
Pre-tax adjustments for the effects of:
Long-lived assets impairments	—		70,445
Long-lived assets write-offs	—		24,142
Inventory write-downs	—		7,038
Goodwill impairment	—		343,880
Provision for Evergrande losses, net	29,549		—
Loss on sale of asset	1,415		—
Restructuring expenses and other	1,308		21,210
Foreign currency (gains) losses	5,032		14,140
Total pre-tax adjustments	37,304		480,855

Tax effect on pre-tax adjustments at the applicable jurisdictional statutory rate in effect for respective periods	(7,819)		(53,465)
Discrete tax items:
Share-based compensation	542		1,032
Uncertain tax positions	158		(5,939)
U.S. CARES Act	—		(32,625)
Valuation allowances	33,068		80,687
Other	2,809		(326)
Total discrete tax adjustments	36,577		42,829
Total of adjustments	66,062		470,219
Adjusted Net Income (Loss)	$16,755	$0.17	$(26,532)	$(0.27)
Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss)		100,895		99,233

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins

	For the Three Months Ended			For the Year Ended
	Dec 31, 2021	Dec 31, 2020	Sep 30, 2021	Dec 31, 2021	Dec 31, 2020
	($ in thousands)

Net income (loss)	$(38,813)	$(25,000)	$(7,370)	$(49,307)	$(496,751)
Depreciation and amortization	33,786	46,450	34,241	139,723	528,895
Subtotal	(5,027)	21,450	26,871	90,416	32,144
Interest expense, net of interest income	8,445	9,696	8,954	36,333	40,817
Amortization included in interest expense	865	322	875	2,950	639
Provision (benefit) for income taxes	11,742	15,405	13,560	43,598	(2,146)
EBITDA	16,025	46,873	50,260	173,297	71,454
Adjustments for the effects of:
Long-lived assets impairments	—	1,682	—	—	70,445
Inventory write-downs	—	—	—	—	7,038
Provision for Evergrande losses, net	29,549	—	—	29,549	—
Loss on sale of asset	—	—	—	1,415	—
Restructuring expenses and other	—	(2,176)	—	1,308	21,210
Foreign currency (gains) losses	1,082	720	289	5,032	14,140
Total of adjustments	30,631	226	289	37,304	112,833
Adjusted EBITDA	$46,656	$47,099	$50,549	$210,601	$184,287

Revenue	$466,709	$424,262	$466,814	$1,869,275	$1,827,889

EBITDA margin %	3%	11%	11%	9%	4%
Adjusted EBITDA margin %	10%	11%	11%	11%	10%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Free Cash Flow

	For the Three Months Ended			For the Year Ended
	Dec 31, 2021	Dec 31, 2020	Sep 30, 2021	Dec 31, 2021	Dec 31, 2020
	(in thousands)
Net Income (loss)	$(38,813)	$(25,000)	$(7,370)	$(49,307)	$(496,751)
Non-cash adjustments:
Depreciation and amortization, including goodwill impairment	33,786	46,450	34,241	139,723	528,895
Long-lived asset impairments	—	1,682	—	—	70,445
Other non-cash	31,244	4,209	5,641	35,226	9,047
Other increases (decreases) in cash from operating activities	113,778	76,943	3,984	99,672	25,011
Cash flow provided by (used in) operating activities	139,995	104,284	36,496	225,314	136,647
Purchases of property and equipment	(14,383)	(14,847)	(12,488)	(50,199)	(60,687)
Free Cash Flow	$125,612	$89,437	$24,008	$175,115	$75,960

2022 Adjusted EBITDA Estimate

				For the Year Ended
				December 31, 2022
				Low	High
				(in thousands)
Income (loss) before income taxes				$62,000	$102,000
Depreciation and amortization				125,000	135,000
Subtotal				187,000	237,000
Interest expense, net of interest income				38,000	38,000
Adjusted EBITDA				$225,000	$275,000

2022 Free Cash Flow Estimate

				For the Year Ended
				December 31, 2022
				Low	High
				(in thousands)
Net income (loss)				$27,000	$44,000
Depreciation and amortization				125,000	135,000
Other increases (decreases) in cash from operating activities				(7,000)	36,000
Cash flow provided by (used in) operating activities				145,000	215,000
Purchases of property and equipment				(70,000)	(90,000)
Free Cash Flow				$75,000	$125,000

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income (Loss) and Margins by Segment

	For the Three Months Ended December 31, 2021
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$21,012	$(20,228)	$6,754	$6,015	$10,562	$(36,687)	$(12,572)
Adjustments for the effects of:
Provision for Evergrande losses, net	—	29,549	—	—	—	—	29,549
Total of adjustments	—	29,549	—	—	—	—	29,549

Adjusted Operating Income (Loss)	$21,012	$9,321	$6,754	$6,015	$10,562	$(36,687)	$16,977

Revenue	$134,315	$102,940	$85,356	$60,469	$83,629		$466,709
Operating income (loss) % as reported in accordance with GAAP	16%	(20)%	8%	10%	13%		(3)%
Operating income (loss) % using adjusted amounts	16%	9%	8%	10%	13%		4%

	For the Three Months Ended December 31, 2020
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$14,477	$12,218	$(9,940)	$892	$16,525	$(33,692)	$480
Adjustments for the effects of:
Long-lived assets impairments	—	—	1,304	378	—	—	1,682
Long-lived assets write-offs	—	—	9,401	170	—	—	9,571
Restructuring expenses and other	221	(3,489)	643	422	27	—	(2,176)
Total of adjustments	221	(3,489)	11,348	970	27	—	9,077

Adjusted Operating Income (Loss)	$14,698	$8,729	$1,408	$1,862	$16,552	$(33,692)	$9,557

Revenue	$114,711	$99,899	$67,821	$54,307	$87,524		$424,262
Operating income (loss) % as reported in accordance with GAAP	13%	12%	(15)%	2%	19%		—%
Operating income (loss) % using adjusted amounts	13%	9%	2%	3%	19%		2%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income (Loss) and Margins by Segment

	For the Three Months Ended September 30, 2021
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$19,533	$809	$7,634	$5,362	$14,251	$(31,820)	$15,769
Adjusted Operating Income (Loss)	$19,533	$809	$7,634	$5,362	$14,251	$(31,820)	$15,769

Revenue	$143,710	$75,359	$95,580	$62,806	$89,359		$466,814
Operating income (loss) % as reported in accordance with GAAP	14%	1%	8%	9%	16%		3%
Operating income (loss) % using adjusted amounts	14%	1%	8%	9%	16%		3%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income (Loss) and Margins by Segment

	For the Year Ended December 31, 2021
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$76,874	$(15,876)	$31,197	$18,572	$60,992	$(131,960)	$39,799
Adjustments for the effects of:
Provision for Evergrande losses, net	—	29,549	—	—	—	—	29,549
Loss on sale of asset	—	—	—	—	—	1,415	1,415
Restructuring expenses and other	395	537	149	217	10	—	1,308
Total of adjustments	395	30,086	149	217	10	1,415	32,272

Adjusted Operating Income (Loss)	$77,269	$14,210	$31,346	$18,789	$61,002	$(130,545)	$72,071

Revenue	$538,515	$344,251	$378,121	$241,393	$366,995		$1,869,275
Operating income (loss) % as reported in accordance with GAAP	14%	(5)%	8%	8%	17%		2%
Operating income (loss) % using adjusted amounts	14%	4%	8%	8%	17%		4%

	For the Year Ended December 31, 2020
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$(65,817)	$(88,253)	$(105,680)	$(121,675)	$56,023	$(120,677)	$(446,079)
Adjustments for the effects of:
Long-lived assets impairments	—	61,074	8,826	545	—	—	70,445
Long-lived assets write-offs	7,328	—	16,644	170	—	—	24,142
Inventory write-downs	7,038	—	—	—	—	—	7,038
Goodwill impairment	102,118	52,263	66,285	123,214	—	—	343,880
Restructuring expenses and other	5,055	2,266	8,590	4,272	572	455	21,210
Total of adjustments	121,539	115,603	100,345	128,201	572	455	466,715

Adjusted Operating Income (Loss)	$55,722	$27,350	$(5,335)	$6,526	$56,595	$(120,222)	$20,636

Revenue	$493,332	$477,419	$289,127	$226,938	$341,073		$1,827,889
Operating income (loss) % as reported in accordance with GAAP	(13)%	(18)%	(37)%	(54)%	16%		(24)%
Operating income (loss) % using adjusted amounts	11%	6%	(2)%	3%	17%		1%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended December 31, 2021
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$21,012	$(20,228)	$6,754	$6,015	$10,562	$(36,687)	$(12,572)
Adjustments for the effects of:
Depreciation and amortization	21,029	3,111	7,405	1,091	676	474	33,786
Other pre-tax	—	—	—	—	—	(5,189)	(5,189)
EBITDA	42,041	(17,117)	14,159	7,106	11,238	(41,402)	16,025
Adjustments for the effects of:
Provision for Evergrande losses, net	—	29,549	—	—	—	—	29,549
Foreign currency (gains) losses	—	—	—	—	—	1,082	1,082
Total of adjustments	—	29,549	—	—	—	1,082	30,631
Adjusted EBITDA	$42,041	$12,432	$14,159	$7,106	$11,238	$(40,320)	$46,656

Revenue	$134,315	$102,940	$85,356	$60,469	$83,629		$466,709
Operating income (loss) % as reported in accordance with GAAP	16%	(20)%	8%	10%	13%		(3)%
EBITDA Margin	31%	(17)%	17%	12%	13%		3%
Adjusted EBITDA Margin	31%	12%	17%	12%	13%		10%

	For the Three Months Ended December 31, 2020
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$14,477	$12,218	$(9,940)	$892	$16,525	$(33,692)	$480
Adjustments for the effects of:
Depreciation and amortization	23,210	3,193	16,979	1,255	667	1,146	46,450
Other pre-tax	—	—	—	—	—	(57)	(57)
EBITDA	37,687	15,411	7,039	2,147	17,192	(32,603)	46,873
Adjustments for the effects of:
Long-lived assets impairments	—	—	1,304	378	—	—	1,682
Restructuring expenses and other	221	(3,489)	643	422	27	—	(2,176)
Foreign currency (gains) losses	—	—	—	—	—	720	720
Total of adjustments	221	(3,489)	1,947	800	27	720	226
Adjusted EBITDA	$37,908	$11,922	$8,986	$2,947	$17,219	$(31,883)	$47,099

Revenue	$114,711	$99,899	$67,821	$54,307	$87,524		$424,262
Operating income (loss) % as reported in accordance with GAAP	13%	12%	(15)%	2%	19%		—%
EBITDA Margin	33%	15%	10%	4%	20%		11%
Adjusted EBITDA Margin	33%	12%	13%	5%	20%		11%

`

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended September 30, 2021
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$19,533	$809	$7,634	$5,362	$14,251	$(31,820)	$15,769
Adjustments for the effects of:
Depreciation and amortization	21,483	3,202	6,781	1,114	1,427	234	34,241
Other pre-tax	—	—	—	—	—	250	250
EBITDA	41,016	4,011	14,415	6,476	15,678	(31,336)	50,260
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	289	289
Total of adjustments	—	—	—	—	—	289	289
Adjusted EBITDA	$41,016	$4,011	$14,415	$6,476	$15,678	$(31,047)	$50,549

Revenue	$143,710	$75,359	$95,580	$62,806	$89,359		$466,814
Operating income (loss) % as reported in accordance with GAAP	14%	1%	8%	9%	16%		3%
EBITDA Margin	29%	5%	15%	10%	18%		11%
Adjusted EBITDA Margin	29%	5%	15%	10%	18%		11%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Year Ended December 31, 2021
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$76,874	$(15,876)	$31,197	$18,572	$60,992	$(131,960)	$39,799
Adjustments for the effects of:
Depreciation and amortization	87,900	12,788	28,173	4,420	4,783	1,659	139,723
Other pre-tax	—	—	—	—	—	(6,225)	(6,225)
EBITDA	164,774	(3,088)	59,370	22,992	65,775	(136,526)	173,297
Adjustments for the effects of:
Provision for Evergrande losses, net	—	29,549	—	—	—	—	29,549
Loss on sale of asset	—	—	—	—	—	1,415	1,415
Restructuring expenses and other	395	537	149	217	10	—	1,308
Foreign currency (gains) losses	—	—	—	—	—	5,032	5,032
Total of adjustments	395	30,086	149	217	10	6,447	37,304
Adjusted EBITDA	$165,169	$26,998	$59,519	$23,209	$65,785	$(130,079)	$210,601

Revenue	$538,515	$344,251	$378,121	$241,393	$366,995		$1,869,275
Operating income (loss) % as reported in accordance with GAAP	14%	(5)%	8%	8%	17%		2%
EBITDA Margin	31%	(1)%	16%	10%	18%		9%
Adjusted EBITDA Margin	31%	8%	16%	10%	18%		11%

	For the Year Ended December 31, 2020
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$(65,817)	$(88,253)	$(105,680)	$(121,675)	$56,023	$(120,677)	$(446,079)
Adjustments for the effects of:
Depreciation and amortization	212,621	66,772	115,288	127,221	2,666	4,327	528,895
Other pre-tax	—	—	—	—	—	(11,362)	(11,362)
EBITDA	146,804	(21,481)	9,608	5,546	58,689	(127,712)	71,454
Adjustments for the effects of:
Long-lived assets impairments	—	61,074	8,826	545	—	—	70,445
Inventory write-downs	7,038	—	—	—	—	—	7,038
Restructuring expenses and other	5,055	2,266	8,590	4,272	572	455	21,210
Foreign currency (gains) losses	—	—	—	—	—	14,140	14,140
Total of adjustments	12,093	63,340	17,416	4,817	572	14,595	112,833
Adjusted EBITDA	$158,897	$41,859	$27,024	$10,363	$59,261	$(113,117)	$184,287

Revenue	$493,332	$477,419	$289,127	$226,938	$341,073		$1,827,889
Operating income (loss) % as reported in accordance with GAAP	(13)%	(18)%	(37)%	(54)%	16%		(24)%
EBITDA Margin	30%	(4)%	3%	2%	17%		4%
Adjusted EBITDA Margin	32%	9%	9%	5%	17%		10%